Filed Pursuant to Rule 424(b)(3)

Registration No. 333-226787

PROSPECTUS

SG BLOCKS, INC.

622,726 SHARES

COMMON STOCK

This prospectus relates to resale from time to time of up to 622,726 shares of our Common Stock by the Stockholder, as described in the section entitled “The Stockholder” on page 5 of this prospectus, and its donees, pledgees, transferees or other successors-in-interest.

The Stockholder identified in this prospectus, or its donees, pledgees, transferees or other successors-in-interest, may, from time to time, offer and sell the shares of Common Stock through public or private transactions, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices, as described in the section entitled “Plan of Distribution” on page 7 of this prospectus. The registration of the shares of our Common Stock covered by this prospectus does not necessarily mean that any of our Common Stock will be sold by the Stockholder. We will not receive any proceeds from the resale of Common Stock from time to time by the Stockholder, but we have agreed to pay certain registration expenses.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SGBX.” On August 17, 2018, the last reported sale price of our Common Stock was $4.00 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND INFORMATION INCLUDED AND INCORPORATED BY REFERENCE BEFORE PURCHASING ANY OF THE SHARES OFFERED BY THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 21, 2018.

-i-

ABOUT THIS PROSPECTUS

We and the Stockholder have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

You should read this prospectus and the information incorporated by reference carefully before you invest in our Common Stock. Such documents contain important information you should consider when making your investment decision. See “Information Incorporated by Reference.” You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

The information in this document may only be accurate on the date of this document. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, the terms “SG Blocks,” “Company,” “we,” “us” and “our” refer to SG Blocks, Inc. and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The Securities and Exchange Commission (the “SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

The Company cautions that forward-looking statements involve risks and uncertainties, and actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate or prediction is realized. Factors that could cause or contribute to such differences include, but are not limited to: general economic and financial conditions; our ability to generate income, effectively manage our growth and realize our backlog; competition in the markets in which we operate; the fluctuations in prices of the products we procure or distribute; availability of raw materials; the consolidation of our industry; our ability to adapt our products and services to industry standards and consumer preferences; our ability to expand into new geographic markets; product shortages and potential loss of relationships with key suppliers or subcontractors; the seasonality of the commercial and residential construction markets; the loss or potential loss of any significant customers; exposure to product liability and various other claims and litigation; our ability to attract and retain key employees; the credit risk from our customers; our ability to obtain additional financing on acceptable terms, if at all, or to obtain additional capital in other ways; an impairment of our goodwill; the impact of federal, state and local regulations, including changes to export laws and tax regulations; the cost of compliance with environmental, health and safety laws and other local building regulations; a disruption or breach in our information technology systems; natural or man-made disruptions to our facilities and project sites; our ability to comply with the requirements of being a public company, including Nasdaq Capital Market listing requirements; fluctuations in the price of our common stock, including decreases in price due to sales of significant amounts of stock; and other factors discussed in “Risk Factors” and elsewhere in this prospectus, as well as in our other filings with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are subject to business and economic risk and reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. As a result, it does not contain all the information that may be important to you. To understand this transaction fully, you should read this entire prospectus carefully, including the risk factors under the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus.

Our Business

The Company is in the business of modifying cargo shipping containers and purpose-built modules for use in construction. We provide two main products, both of which are used to meet the growing demand for safe and green commercial, industrial and residential building construction. SG Blocks™ are code engineered cargo shipping containers that the Company modifies for use in construction. Rather than consuming new steel and lumber, SG Blocks™ capitalize on the structural engineering and design parameters a shipping container must meet and repurposes them for use in building. These products offer the construction industry a safer, greener, faster, longer lasting and more economical alternative to conventional construction methods. The Company also provides purpose-built modules, which are prefabricated steel modular units created specifically for use in modular construction, unlike the shipping containers used to create SG Blocks™. We sell our products primarily to customers in the multi-family housing, restaurant, military, education industries throughout the United States.

We were incorporated in the State of Delaware in 1993. Our principal executive offices are located at 195 Montague Street, 14th Floor, Brooklyn, NY 11201, and our telephone number is (646) 240-4235. Our website address is www.sgblocks.com. The information contained on, or accessible through, our website is not part of this prospectus or any prospectus supplement.

The Offering

Common Stock offered by the Stockholder	Up to 622,726 shares of our Common Stock.

Common Stock outstanding	As of August 8, 2018, there were 4,260,041 shares of our Common Stock issued and outstanding, not including 1,188,392 shares which may be acquired upon exercise of outstanding options.

Use of proceeds	The Stockholder will receive all of the proceeds from the sale of Common Stock covered by this prospectus. Accordingly, we will not receive any proceeds from the sale of the shares of Common Stock covered by this prospectus. Please see “Use of Proceeds” below.

Risk Factors	Investing in our Common Stock involves substantial risk. For a discussion of risks relating to us, our business and an investment in our Common Stock that you should consider before investing in our Common Stock, see “Risk Factors” below and all other information set forth in this prospectus.

Nasdaq symbol	SGBX

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 1, 2018, and each subsequently filed Quarterly Report on Form 10-Q, as well as all of the information in this prospectus and information incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future.  See “Special Note Regarding Forward-Looking Information” above.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Stockholder. We will not receive any proceeds from the sale of the shares of our Common Stock by the Stockholder. In addition, we have agreed to pay certain registration expenses of the Stockholder incurred in connection with the sale of Common Stock.

DESCRIPTION OF TRANSACTIONS WITH THE STOCKHOLDER

The Company and the Stockholder engaged in several transactions pursuant to which the Stockholder acquired the Company’s Common Stock. The share amounts below and dollar value per share related to the conversion of shares are presented on an as-adjusted basis, taking into account a 1-for-3 reverse stock split effected by the Company on February 28, 2017.

Private Placements

Emergence from Bankruptcy

On October 15, 2015, the Company, as borrower, and its subsidiaries, as guarantors, entered into a Debtor in Possession Credit Agreement (the “DIP Facility”) with the Stockholder, pursuant to which the Stockholder loaned the Company a maximum principal amount of $600,000.

On October 15, 2015, the Company and its subsidiaries voluntarily filed for reorganization under Chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On June 3, 2016, the Company filed a plan of reorganization (the “Plan”), which was approved by the Bankruptcy Court and became effective on June 30, 2016. Pursuant to the Plan, (i) all of the Company’s then-existing secured debt converted into a total of 1,801,670 shares of Series A Convertible Preferred Stock (the “Preferred Stock”), of which 1,117,480 shares were held by the Stockholder, and (ii) the Company’s former common stock converted into 163,901 shares of new Common Stock, of which 8,817 shares were held by the Stockholder.

In addition, on June 30, 2016 and pursuant to the terms of the Plan, the Company entered into a Securities Purchase Agreement with the Stockholder (the “June 2016 SPA”), pursuant to which the Company sold, for a subscription price of $2,000,000, a 12% Original Issue Discount Senior Secured Convertible Debenture to the Stockholder in the principal amount of $2,500,000, with a maturity date of June 30, 2018 (the “June 2016 OID”). The June 2016 OID was convertible at the Stockholder’s option at any time in whole or in part into shares of Common Stock at a ratio of 1 share for every $3.75 of debt. The June 2016 OID was used, among other things, to pay all amounts owed to the Stockholder under the DIP Facility.

November 2016 Debenture

On November 17, 2016, the Company entered into a Securities Purchase Agreement with the Stockholder (the “November 2016 SPA”), pursuant to which the Company sold, for a subscription price of $750,000, a 12% Original Issue Discount Senior Secured Convertible Debenture to the Stockholder in the principal amount of $937,500, with a maturity date of June 30, 2018 (the “November 2016 OID” and, together with the June 2016 OID, the “2016 OID Debentures”). The November 2016 OID was convertible at the Stockholder’s option at any time in whole or in part into shares of Common Stock at a ratio of 1 share for every $3.75 of debt.

June 2017 Public Offering

On June 21, 2017, the Company completed a public offering of 1,500,000 shares at $5.00 per share (the “Public Offering”) for gross proceeds equal to $7,500,000. The Public Offering was made pursuant to the Registration Statement on Form S-1 (File. No. 333-215922) initially filed by the Company with the SEC on February 6, 2017 and declared effective by the SEC on June 21, 2017. On July 10, 2017, the underwriters of the Public Offering fully exercised their option to purchase an additional 225,000 shares of Common Stock at the public offering price of $5.00 per share, generating an additional $1,125,000 in gross proceeds. After giving effect to the full exercise of the over-allotment option, the total number of shares sold by the Company in the Public Offering increased to 1,725,000 shares and gross proceeds increased to $8,625,000.

On June 27, 2017, in connection with and upon the closing of the Public Offering, the Stockholder purchased 110,000 shares of Common Stock for an aggregate purchase price of $550,000.

Effective June 21, 2017, in connection with the Public Offering, (i) the Company’s outstanding Preferred Stock was converted into Common Stock, and the Company issued a total of 1,801,670 shares of Common Stock to the Company’s then-existing preferred stockholders, of which the Stockholder received 1,117,480 shares; and (ii) a portion of the 2016 OID Debentures, in the aggregate amount of $1,937,500, was converted into 516,667 shares of Common Stock, which were issued to the Stockholder. The remaining $1,500,000 of the 2016 Debentures was repaid using proceeds from the Public Offering.

On or about June 21, 2017, the Stockholder transferred 815,000 shares of Common Stock received in connection with the Public Offering to non-affiliate limited partners of the Stockholder (the “June 2017 Distribution”).

Transfer of Shares to HSPL

Pursuant to a Participation Agreement, dated August 31, 2017, between the Stockholder, acting through its general partner, Hillair Capital Advisors LLC, and HSPL Holdings, LLC (“HSPL”), the Stockholder agreed to transfer to HSPL, as soon as reasonably practicable after certain lock-up restrictions on such shares expired on December 19, 2017, 315,238 shares of Common Stock, in exchange for HSPL’s withdrawal of participation in the master fund managed by the Stockholder.

Registration Rights

Preferred Stock

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock of SG Blocks, Inc. (the “Series A Certificate of Designation”), the Company agreed, among other things, to file a registration statement to register the Common Stock issuable upon conversion of the Preferred Stock.  The registration statement of which this prospectus is a part is being filed to comply with the requirements of the Series A Certificate of Designation.

2016 OID Debentures

Pursuant to the June 2016 SPA and the November 2016 SPA, the Company agreed, among other things, to file a registration statement to register the Common Stock issuable upon conversion of the 2016 OID Debentures.  The registration statement of which this prospectus is a part is being filed to comply with the requirements of the June 2016 SPA and the November 2016 SPA.

The foregoing descriptions of the Series A Certificate of Designation, the June 2016 SPA, the November 2016 SPA and the 2016 OID Debentures are not complete and are qualified in their entireties by reference to the full text of the Series A Certificate of Designation, a copy of which is filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K as filed with the SEC on July 7, 2016; with respect to the the June 2016 OID and the June 2016 SPA, filed as Exhibit 4.3 and Exhibit 4.4, respectively, to the Company’s Current Report on Form 8-K/A as filed with the SEC on August 8, 2016; and, with respect to the November 2016 OID and the November 2016 Purchase Agreement, filed as Exhibit 4.1 and Exhibit 4.2, respectively, to the Company’s Current Report on Form 8-K as filed with the SEC on November 22, 2016.

THE STOCKHOLDER

This prospectus relates to the sale or other disposition of up to 622,726 shares of our Common Stock by the Stockholder named below, which includes all the shares of Common Stock held by the Stockholder pursuant to the transactions described above in “Description of Transactions with the Stockholder” after giving effect to the June 2017 Distribution and the HSPL Transfer.

The below table, based upon information currently known by us, sets forth as of August 8, 2018, (i) the number of shares held of record or beneficially by the Stockholder as of such date (as determined below) and (ii) the number of shares that may be sold or otherwise disposed of under this prospectus by the Stockholder. Percentage ownership is based on 4,260,041 shares of Common Stock outstanding as of August 8, 2018, plus securities deemed to be outstanding with respect to the Stockholder pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Beneficial ownership includes shares of Common Stock plus any securities held by the holder exercisable for or convertible into shares of Common Stock within 60 days after August 8, 2018, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the Stockholder named below.

We do not know when or in what amounts the Stockholder may sell or otherwise dispose of the shares of Common Stock covered hereby. The Stockholder may not sell or otherwise dispose of any or all of the shares offered by this prospectus and may sell or otherwise dispose of shares covered hereby in transactions exempt from the registration requirements of the Securities Act. Because the Stockholder may sell or otherwise dispose of some, all or none of the shares covered hereby, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the Stockholder after completion of the offering. However, for purposes of the following table, we have assumed that all of the shares covered hereby are sold by the Stockholder pursuant to this prospectus.

Information about additional selling stockholders, if any, including their identities and the Common Stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the Stockholder may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

In addition to the relationship resulting from the ownership of our shares of Common Stock or other securities, and as described above under “Risk Factors” and “Description of Transactions with the Stockholder,” the Stockholder has had the following material relationships with us and our subsidiaries within the past three years: Sean M. McAvoy, Co-Founder and Managing Member of Hillair Capital Management LLC (“HCM”), served on our Board of Directors until August 2, 2018 and Neal Kaufman, Co-Founder and Managing Member of HCM, previously served on our Board of Directors until June 1, 2018.

Name of Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Covered by this Prospectus(1)	Common Stock Owned Upon Completion of this Offering	Percentage of Common Stock Owned Upon Completion of this Offering(2)
Hillair Capital Investments L.P.(3)	644,857	622,726	22,131	*

* Less than 1%

(1)	Includes all the shares of Common Stock held by the Stockholder pursuant to the transactions described above in “Description of Transactions with the Stockholder,” after giving effect to the June 2017 Distribution and the HSPL Transfer.

(2)	Percentage ownership is calculated based upon 4,260,041 shares of Common Stock outstanding as of August 8, 2018.

(3)	Includes (i) 622,726 shares of Common Stock directly owned by the Stockholder and (ii) options to purchase 22,131 shares of Common Stock directly held by the Stockholder, which are fully vested and exercisable as of the date of this prospectus. the Stockholder, HCM and Sean M. McAvoy share voting and dispositive power of the shares of Common Stock. HCM, as investment adviser to the Stockholder, may be deemed to have dispositive power over the shares held by the Stockholder, and Mr. McAvoy, as the manager of HCM, may be deemed to have dispositive power over such shares as well. Each of HCM and Mr. McAvoy disclaim beneficial ownership over such shares except to the extent of its or his pecuniary interest therein. The principal business address of the foregoing is c/o Hillair Capital Management LLC, 345 Lorton Ave., Suite 303, Burlingame, CA 94010.

PLAN OF DISTRIBUTION

The Stockholder, which as used herein include donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of stockholders to include the pledgee, transferee or other successors-in-interest as a stockholder under this prospectus. The Stockholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Stockholder may also sell shares of our Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery of shares offered by this prospectus to such broker-dealer or other financial institution, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Stockholder from the sale of the Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from the sale of shares under this prospectus.

The Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the name of the Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Thompson Hine LLP, New York, New York, will provide us with an opinion as to certain legal matters in connection with the Common Stock offered hereby.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance upon the report of Whitley Penn LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov, and on our website at www.sgblocks.com. The information contained on, or accessible through, our website is not part of this prospectus or any prospectus supplement. In addition, our Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “SGBX.”

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

●	inspect a copy of the registration statement, including the exhibits and schedules, without charge at the public reference room,

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

●	obtain a copy from the SEC’s website or our website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, and information we file later with the SEC will automatically be deemed to update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act). The documents we are incorporating by reference as of their respective dates of filing are as follows:

●	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018.

●	Our Current Reports on Form 8-K filed with the SEC on January 26, 2018, February 6, 2018, March 1, 2018, April 17, 2018, May 9, 2018, June 5, 2018, July 30, 2018, and August 7, 2018.

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 9, 2018.

●	The description of our Common Stock contained in our Registration Statement on Form 8-A filed under the Exchange Act, as filed on March 20, 2017 (File No. 001-38037), including any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (ii) after the effectiveness of the registration statement and before the termination of the offering, with the exception of any information furnished under Item 2.02 and Item 7.01 of any Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference herein. The information contained in these future filings will automatically update and supersede the information contained in this prospectus or incorporated by reference to any previously filed document.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 195 Montague Street, 14th Floor, Brooklyn, NY 11201, Attention: Investor Relations, Telephone: (646) 240-4235.

SG BLOCKS, INC.

UP TO 622,726 SHARES OF COMMON STOCK

PROSPECTUS

August 21, 2018